UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2015

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2015, Lexaria closed a private placement by issuing 500,000 units at a price of US$0.18 per unit for gross proceeds of US$90,000. Each Unit consists of one common share of the Company and one half transferable Share purchase warrant (“Warrant”). Each Full Warrant will be exercisable into one further Share (a “Warrant Share”) at a price of US$0.30 per Warrant Share for a period of twenty four (24) months following closing.

A cash finders’ fee for $2,520 was paid to Leede Financial Markets Ltd.; and 14,000 broker warrants with an exercise price of $0.30 for a period of twenty four months were issued to Leede Financial Markets Ltd.

Proceeds of the private placement will be used for development, deployment and marketing of cannabidiol and G&A.

The Company issued the units to one (one) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S. The Company issued the units to two (2) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the private placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

TEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Form of Subscription Agreement (1) for Private Placement closed on December 10, 2015
10.2	Form of Warrant Agreements (1) dated December 10, 2015
10.3	Form of Broker Warrant Agreement (1) dated December 10, 2015
99.1	Press Release announcing closing of Private Placement dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2015

Lexaria Corp.
(Signature)	By:	“/s/ Chris Bunka”
Chris Bunka
CEO